Filed with the Securities and Exchange Commission on December 17, 1999

                                               Registration No. 333-____________

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          Agile Software Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

              Delaware                                    77-0397905
  ---------------------------------         ------------------------------------
    (State or other jurisdiction            (I.R.S. employer identification no.)
  of incorporation or organization)


                             One Almaden Boulevard
                          San Jose, California  95113
             ----------------------------------------------------
             (Address of principal executive offices)  (Zip code)

                          Agile Software Corporation
                            1995 Stock Option Plan
               1999 Employee Stock Purchase Plan and Individual
           Option Agreements Granted Under the Digital Market, Inc.
           1995 Stock Plan and Assumed by Agile Software Corporation
           ---------------------------------------------------------

                                Bryan D. Stolle
                      President, Chief Executive Officer
                           and Chairman of the Board
                          Agile Software Corporation
                             One Almaden Boulevard
                              San Jose, CA  95113
                    ---------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 975-3900.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

------------------------------------------------------------------------------------------------------
                                    CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
    Title of                                Proposed maximum     Proposed maximum
 Securities to be        Amount to be        offering price     aggregate offering        Amount of
   registered/1/         registered/2/        per share/3/           price/3/         registration fee
------------------------------------------------------------------------------------------------------
1995 Stock Option Plan
----------------------
Common Stock             2,285,222            $26.5992         $ 60,785,077.00
Par Value $0.001           654,447            $ 171.22         $112,054,415.34

1999 Employee Stock Purchase Plan
---------------------------------
Common Stock               500,000            $145.537         $ 72,768,500.00
Par Value $0.001

Assumed Options
---------------
Common Stock                55,910            $ 9.7696             $546,218.34
Par Value $0.001

TOTALS                   3,495,579                             $246,154,210.68            $64,984.71

---------------------------
/1/ The securities to be registered include options and rights to acquire Common Stock.

/2/ Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

/3/ Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the 1995 Stock Option Plan, the price is computed on the basis of the weighted average exercise price. As to the remaining shares under the 1995 Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on December 10, 1999, as reported on the Nasdaq National Market. The 1999 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock, and, therefore, the price for shares under this plan is based upon 85% of the average of the high and low prices of the Common Stock on December 10, 1999, as reported on the Nasdaq National Market. The price of the Assumed Options is computed on the basis of the weighted average exercise price of the Assumed Options.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          Agile Software Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") containing audited financial statements for the Company's latest fiscal year ended April 30, 1999. The prospectus is included in the Company's Registration Statement on Form S-1/A (No. 333-91243, filed December 13, 1999).

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A12G filed on August 17, 1999 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Inapplicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

          Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

          Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.   Exemption From Registration Claimed
          -----------------------------------

          Inapplicable.

Item 8.   Exhibits
          --------

          See Exhibit Index.

Item 9.   Undertakings
          ------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on December 15, 1999.


                                                AGILE SOFTWARE CORPORATION




                                                By: /s/ Thomas P. Shanahan
                                                   _____________________________
                                                     Thomas P. Shanahan
                                                     Executive Vice President,
                                                     Chief Financial Officer and
                                                     Secretary


                        SIGNATURES AND POWER OF ATTORNEY
                        --------------------------------

     The officers and directors of Agile Software Corporation whose signatures appear below, hereby constitute and appoint Bryan D. Stolle and Thomas P. Shanahan, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                               Title                          Date
----------------------------------  ------------------------------------  ---------------------
/s/ Bryan D. Stolle                  Chairman of the Board,
----------------------------------   Chief Executive Officer, President     December 15, 1999
Bryan D. Stolle                      and Director
                                     (Principal Executive Officer)

/s/ Thomas P. Shanahan               Executive Vice President,
----------------------------------   Chief Financial Officer,               December 15, 1999
Thomas P. Shanahan                   Secretary and Director
                                     (Principal Financial and Accounting
                                     Officer)

/s/ Klaus-Dieter Laidig
----------------------------------   Director                               December 16, 1999
Klaus-Dieter Laidig

/s/ Michael Moritz
----------------------------------   Director                               December 15, 1999
Michael Moritz

/s/ James L. Patterson
----------------------------------   Director                               December 15, 1999
James L. Patterson

/s/ Nancy J. Schoendorf
----------------------------------   Director                               December 15, 1999
Nancy J. Schoendorf

                                 EXHIBIT INDEX
                                 -------------

4.1 Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 2, 1999 ( No. 333-81387)

4.2 Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 2, 1999 (No. 333-81387)

4.4 Agreement and Plan of Reorganization dated August 17, 1999 between Agile Software Corporation, a California corporation, and Delaware Agile Software Corporation, a Delaware corporation, is incorporated by reference to Exhibit 2.1 to the Company's Form 10-Q for the quarter-ended July 31, 1999 filed with the Securities and Exchange Commission on September 14, 1999 (File No. 000-27071)

4.5 Agreement and Plan of Reorganization dated October 10, 1999 by and between the Company, Alaska Acquisition Corporation and Digital Market, Inc., is incorporated by reference to Exhibit 2.2 to the Company's Form S-1 filed with the Securities and Exchange Commission on November 18, 1999 (File No. 333-91243)

5     Opinion re legality

23.1  Consent of Counsel (included in Exhibit 5)

23.2  Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3  Consent of KPMG LLP, Independent Accountants

24 Power of Attorney (included in signature pages to this registration statement)